Exhibit 99.1

News Release

Center Financial Corporation Contacts:	First Intercontinental Bank Contacts:

Lonny Robinson Chief Financial Officer 213.401.2311	Daniel C. Lee President 770-451-7200

Angie Yang Investor Relations PondelWilkinson Inc. 310.279.5980 ayang@pondel.com

CENTER FINANCIAL SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

ATLANTA-BASED FIRST INTERCONTINENTAL BANK

— First IC Bank to Serve as Base for Center’s Expansion in the Southeast and East Coast —

— Conference Call Scheduled for 5:45 p.m. Eastern Time Today —

LOS ANGELES, CA and ATLANTA, GA – September 18, 2007 – Center Financial Corporation (NASDAQ: CLFC) and First Intercontinental Bank (OTCBB: FIEB) today announced the signing of a definitive agreement for Center to acquire First Intercontinental.

Organized in 2000, First Intercontinental Bank is a Georgia State chartered commercial bank headquartered in Doraville, Georgia, the commercial business center of Atlanta’s Asian community. First Intercontinental currently operates four full-service branches located in Doraville, two in Duluth and in Suwannee, targeting the Korean-American and other ethnic communities in the greater Atlanta metropolitan area. As of June 30, 2007, First Intercontinental had $232 million in total assets, $151 million in loans and $208 million in deposits.

“As the first Korean-American bank to be established in the Atlanta market, First Intercontinental has expanded tremendously during its first seven years by serving the vibrant and rapidly growing Asian and ethnic communities in the greater Atlanta area,” said Jae Whan (J.W.) Yoo, president and chief executive officer of Center Financial. “We see First Intercontinental as an excellent platform from which we can expand Center’s growing network into the Southeast and East Coast. Together we will build a much stronger franchise to serve the financial needs of Korean-American and other ethnic small business entrepreneurs across the country. With the addition of Center Bank’s proven lending expertise and a much broader offering of sophisticated products and services, we will be able to capitalize on even greater opportunities in a geographic market that has been a major center of commerce in the Southeast and reportedly is one of the nation’s fastest growing metropolitan areas.”

Under the terms of the definitive agreement, which has been approved by each respective board of directors, First Intercontinental will be merged into a newly formed Georgia state chartered banking subsidiary that will operate under the First Intercontinental Bank name. Center Financial will become a multi-bank holding company with Center Bank and First Intercontinental Bank as its two wholly owned banking subsidiaries.

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The transaction is valued at $22.27 per fully diluted share of First Intercontinental Bank common stock, based on a total purchase price of $65.2 million to be paid to First Intercontinental shareholders, payable 60% in cash and 40 % in Center common stock. First Intercontinental shareholders may elect to receive cash, stock or a combination of both, but individual elections will be adjusted if necessary based on a formula so that the total percentages paid will be as described above. Included in the total purchase price, Center Financial will pay approximately $3.6 million related to the cash-out of the outstanding stock options of First Intercontinental.

Choong S. Cho, chairman of the board of First Intercontinental Bank, said, “We are very excited to become a part of the Center Financial franchise. We believe this combination will create tremendous added value for our shareholders, employees and the communities that we serve. In addition to the increased lending capacity and a significantly expanded offering of products and services, including international trade finance expertise and sophisticated cash management tools, our management team and board will gain many other benefits from the added expertise and guidance of Center. Moreover, Center’s strong commitment to maintaining an outstanding asset quality will help ensure sound, continued expansion for our rapidly growing organization. We are fortunate to share a similar commitment with Center to providing the highest quality in relationship banking services to our customers. As a result of this transaction, First Intercontinental Bank will further strengthen its position as the premier Korean-American financial institution serving the greater Atlanta communities.”

Based on the financial results reported as of June 30, 2007, the combined company will have approximately $2.15 billion in total assets, $1.77 billion in loans and $1.79 billion in deposits. The transaction is anticipated to be completed during the first quarter of 2008, pending First Intercontinental’s shareholder approval, regulatory approvals and other customary closing conditions. Center Financial expects the acquisition will be neutral to its earnings in 2008 and accretive beginning in 2009 and thereafter.

Yoo added: “I am very pleased to be able to enter into this transaction in 2007 which has been an important time of renewed building and strengthening at Center Bank led by a new management team with broader experience and streamlined organizational structure, and which was marked by the lifting of our BSA-related memorandum of understanding earlier in the year. Exemplifying our board’s absolute confidence in the long-term prospects of Center Bank and strong commitment to our shareholders, we also initiated during this year a $10.0 million share repurchase plan and increased our quarterly dividend by 25 percent. We are now in a much stronger position to begin our next phase of growth, with branch expansion in the existing markets in Southern California, Seattle and Chicago, as well as strategic opportunities to enter new markets such as Atlanta in order to further enhance the long term value of our organization for Center’s customers, employees and shareholders.”

The closing of the transaction is subject to the approvals of the Federal Reserve Board, the FDIC and the Georgia Department of Banking and Finance, as well as the approval of First Intercontinental’s shareholders. Closing of the transaction is expected in the first quarter of 2008.

In connection with the proposed merger, Center Financial will file a Form S-4 Registration Statement to register the shares of its common stock to be issued in the transaction. First Intercontinental Bank will file with the Securities and Exchange Commission (SEC) a proxy statement that will be sent to the company’s shareholders seeking their approval of the proposed transaction. Both companies will file other relevant documents regarding the merger with the SEC.

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CENTER FINANCIAL CORPORATION AND FIRST INTERCONTINENTAL BANK URGES INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY, ALONG WITH ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CENTER FINANCIAL, FIRST INTERCONTINENTAL AND THE PROPOSED MERGER.

Center Financial’s Form S-4 and any other relevant documents may also be obtained free of charge from the company’s Web site (www.centerbank.com) in the “Investor Relations” section under “SEC Filings.” Copies will also be available free of charge by directing a request by telephone or mail to PondelWilkinson Inc., 1880 Century Park East, Suite 700, Los Angeles, CA 90067, telephone 301-279-5980. Copies First Intercontinental’s proxy statement and any other relevant documents may be obtained free of charge by directing a request by telephone or mail to First Intercontinental Bank, 5593 Buford Highway, Doraville, GA 30340, telephone 770-451-7200.

Center Financial and First Intercontinental and their respective directors and executive officers may be deemed participants in the solicitation of proxies from First Intercontinental’s shareholders in connection with the proposed merger. Information about the directors and executive officers of First Intercontinental and information about other persons who may be deemed participants in the proposed merger will be included in the proxy statement. Information about Center Financial’s executive officers and directors may be found in its definitive proxy statement filed with the SEC on April 20, 2007. Free copies of Center Financial’s definitive proxy may be obtained on the company’s Web site noted above.

Investor Conference Call

The company will host an investor conference call at 5:45 p.m. EDT (2:45 p.m. PDT) today, September 18, 2007 to discuss the pending transaction. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.centerbank.com and www.earnings.com. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, the call will be archived for 30 days at both Web sites. A telephone replay of the call will be available through 8:00 p.m. EDT, Friday, September 21, 2007 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 72156381.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s largest financial institutions focusing on the Korean-American community, with total assets of $1.91 billion at June 30, 2007. Headquartered in Los Angeles, Center Bank operates 25 branch and loan production offices. Of the company’s 17 full-service branches, 15 are located throughout Southern California, along with one branch each in Chicago and Seattle. Center Bank’s eight loan production offices are strategically located in Phoenix, Seattle, Denver, Washington D.C., Las Vegas, Atlanta, Dallas and Northern California. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

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About First Intercontinental Bank

Organized in 2000, First Intercontinental Bank is a Georgia State chartered commercial bank headquartered in Doraville, Georgia, the commercial business center of Atlanta’s Asian community. First IC currently operates four full-service branches located in Doraville, two in Duluth and in Suwannee, targeting the Korean-American and other ethnic communities in the greater Atlanta metropolitan area. As of June 20, 2007, First IC Bank had $232 million in total assets, $151 million in loans and $208 million in deposits. For additional information on First IC Bank, visit the company’s Web site at www.firsticbank.com.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the next phase of growth for Center Financial and Center Bank, integration risks associated with the First Intercontinental Bank acquisitions, satisfaction of various closing conditions and receipt of all regulatory approvals. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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